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                        TEXAS BIOTECHNOLOGY CORPORATION

                              NOTICE TO HOLDERS OF
                   REDEEMABLE COMMON STOCK PURCHASE WARRANTS

                    THIS OFFER EXPIRES ON DECEMBER 11, 1998
                      AT 5:00 P.M., EASTERN STANDARD TIME
                                UNLESS EXTENDED
                            ------------------------
       SUBJECT TO THE TERMS AND CONDITIONS SET FORTH HEREIN, THE OFFER IS
 BEING MADE TO HOLDERS OF REDEEMABLE COMMON STOCK PURCHASE WARRANTS (SYMBOL TXB ws) OF TEXAS BIOTECHNOLOGY CORPORATION IN ACCORDANCE WITH THE TERMS HEREOF.

                            ------------------------

          TO THE HOLDERS OF THE WARRANTS EXPIRING ON DECEMBER 14, 1998
                      OF TEXAS BIOTECHNOLOGY CORPORATION.

     Texas Biotechnology Corporation (the "Company") hereby offers to holders of its Redeemable Common Stock Purchase Warrants (the "Warrants") to extend the exercise deadline of the Warrants from 5:00 p.m., eastern standard time, December 14, 1998 to 5:00 p.m., eastern standard time, September 30, 1999 (the "Offer"). To accept the Offer Holders must tender Warrants by (i) completing and executing the accompanying response form and (ii) and delivering such response form to The Bank of New York, the Warrant Agent, on or prior to 5:00 p.m. Eastern Standard Time on December 11, 1998, unless such date is extended by the Company in its sole discretion. EACH RECORD HOLDER OF WARRANTS MUST EITHER ACCEPT THE OFFER OR RETAIN HIS CURRENT WARRANTS ON THEIR CURRENT TERMS. WARRANTS THAT ARE NOT TENDERED PURSUANT TO THE OFFER WILL EXPIRE, PURSUANT TO THEIR TERMS, AT 5:00 P.M. ON DECEMBER 14, 1998.

     The Company will accept for tender and exercise any and all Warrants duly tendered pursuant to the Offer. There are 4,082,500 Warrants outstanding and the Offer applies to all of the outstanding Warrants. Officers and directors of the Company own 5,000 Warrants. Additional information regarding the extension of exercise deadline and the tender offer is contained in the materials accompanying this notice.

     Any questions regarding the extension of the Exercise Deadline, the tender offer or the exercise of the Warrants may be directed to:

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
The Warrant Agent:                The Company:

REORGANIZATION DEPARTMENT         STEPHEN MUELLER
THE BANK OF NEW YORK              TEXAS BIOTECHNOLOGY
101 BARCLAY, 11 EAST              CORPORATION
NEW YORK, NEW YORK 10286          7000 FANNIN STREET, SUITE 1920
(800) 507-9357                    HOUSTON, TEXAS 77030
                                  (713) 796-8822
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             THE OFFER EXPIRES AT 5:00 P.M., EASTERN STANDARD TIME,
                     ON DECEMBER 11, 1998 UNLESS EXTENDED.